UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2023

CAN B CORP.

(Exact name of registrant as specified in its charter)

Florida	000-55753	20-3624118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 South Broadway, Suite 120
Hicksville, NY 11801	11801
(Address of principal executive offices)	(Zip Code)

(516) 595-9544

Registrant’s telephone number, including area code

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT.

Issuance of OID Note and Warrant

On March 2, 2023, Can B Corp., a Florida corporation (the “Company”), completed the sale of a promissory note (the “Note”) in the principal amount of $1,823,529 to an investor (the “Investor”) pursuant to a Securities Purchase Agreement dated as of February 27, 2023. The purchase price of the Note was $1,550,000, representing a 15% original issue discount. The Note is non-interest bearing, except in the case of the event of a default, in which case interest will accrue from the date of the default at a rate equal to the lower of 18% per annum or the maximum rate permitted by law.

The Note is payable in nine (9) monthly installments of $232,500 each, consisting of a $227,941 principal reduction payment and a $4,559 redemption fee, commencing on April 27, 2023. The Company’s obligations under the note are secured by a security interest in the Company’s deposit accounts and the deposit accounts of the Company’s subsidiaries. In addition, each the Company’s subsidiaries has agreed that if an event of default occurs under the Note, the subsidiary will pay to the Investor an amount equal to 10% of revenues received during the prior month from the sale of goods or services or collections of accounts receivable.

The Note requires the Company to use reasonable commercial efforts to complete an offering which will result in an uplisting of its common stock to a national securities exchange within a reasonable time following the issuance of the Note. The Note contains certain negative covenants, including a prohibition on the incurrence of debt that is senior or pari passu to the indebtedness represented by the Note, the creation of liens on the Company’s assets, the payment of dividends and other distributions on the Company’s common stock, the repurchase of the Company’s common stock, the sale of a significant portion of the Company’s assets and the repayment of indebtedness other than existing indebtedness.

The Company may elect to pay all or a portion of a monthly installment due under the Note by converting such amount into shares of the Company’s common stock at a price of $4.00 per share, subject to adjustment in accordance with the terms of the Note. If the Company does not pay an installment when due it is deemed an election by the Company to convert the installment payment into common stock at a price equal to the lower of $4.00 per share or 90% of the lowest daily volume weighted average price of the common stock during the five trading days preceding the conversion date. The Investor may elect at any time to convert amounts payable under the Note into shares of the Company’s common stock at a conversion price of $4.00 per share, subject to adjustment in accordance with the terms of the Note.

If the Company receives cash proceeds from any source, including payments from customers or from the issuance of equity or debt, the Investor can require the Company to apply 100% of such proceeds to the repayment of the Note.

If the Company completes a placement of securities, the Investor will have the right to accept such new securities in lieu of the Note and Warrant. For so long as the Note is outstanding, if the Company issues a security or amends the terms of a security issued before the issue date of the Note, and the Investor believes that terms of the new or amended security are more favorable to the holder than the terms provided to the Investor, the Investor may require that such terms become part of Investor’s transaction documents with the Company.

In the event of a default under the Note, the Company shall be required to pay the Investor an amount equal to the amount determined by multiplying the principal amount then outstanding plus default interest by 135%, plus costs of collection. The Investor may elect to accept payment of any such amount in cash and/or shares of the Company’s common stock, valued for this purpose at the lower of the conversion price then in effect or a 60% discount to the lowest volume weighted average price of the common stock during the five trading days preceding the conversion date.

The Investor has been granted a right of first refusal to participate in future financing transactions conducted by the Company.

As additional consideration for the purchase of the Note, the Company issued the Investor a warrant (the “Warrant”) to purchase 1,307,190 shares of the Company’s common stock at an exercise price equal to 90% of the lowest volume weighted average price of the common stock during the five trading days preceding the date of exercise. The Warrant contains a cashless exercise provision and is exercisable at any time during the period beginning on August 27, 2023 and ending on August 27, 2028. In addition, a warrant issued by the Company to the Investor in August 2022 was amended to change the exercise price of the warrant from $5.40 per share to the lower of $5.40 per share or the lowest volume weighted average price of the common stock during the five trading days preceding its exercise.

The Company has entered into a Registration Rights Agreement with the Investor pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission by April 13, 2023 to register the shares of common stock issuable upon the conversion of the Note and the exercise of the Warrant for public resale. If the Company fails to file the registration statement by April 13, 2023 or have the registration statement declared effective by the deadlines set forth in the Registration Rights Agreement, the Company will be required to make a payment of 2% of the amount then owed under the Note for each 30 day period after the applicable deadline that the Company does not file the registration statement or the registration statement is not declared. The Investor has also been granted piggyback registration rights with respect to the shares of common stock issuable upon the conversion of the Note and the exercise of the Warrant. Each of the Note and Warrant grants full ratchet anti-dilution protection to the Investor in the event that the Company issues common stock or rights to purchase common stock at a price less than the conversion or exercise price then in effect.

Each of the Note and Warrant contains provisions pursuant to which the Investor has agreed not to effect a conversion of the Note or exercise of the Warrant if the conversion or exercise would result in the Investor becoming the beneficial owner of more than 9.99% of the Company’s outstanding common stock.

Forbearance and Amendment of Outstanding Notes.

Contemporaneous with the sale of the Note and Warrant to the Investor, Arena Special Opportunities Partners I, L.P. and Arena Special Opportunities Fund, L.P. (collectively, “Arena”), who hold promissory notes with an unpaid principal balance of approximately $3,877,000 which became due on April 30, 2022 (the “Arena Notes”), entered into a Forbearance Agreement with the Company pursuant to which they agreed to forbear from exercising remedies under the Arena Notes until December 31, 2024 provided that the Company does not default on its obligations under the Forbearance Agreement.

The Forbearance Agreement requires the Company and/or Company’s subsidiaries, Duramed, Inc. and Duramed MI, LLC (together the “Duramed Subsidiaries”) to remit to Arena on a monthly basis certain accounts receivable collected by the Company and/or the Duramed Subsidiaries until the total amount collected is $5,700,000. The Company and the Duramed Subsidiaries have assigned their rights to these receivables to Arena.

If Arena fully exercises warrants to purchase shares of the Company’s common stock that were previously issued to it, and the aggregate market value of the shares acquired is less than $1,500,000, the Company must pay to Arena an amount equal to such difference.

As a condition to the closing of the sale of the Note and Warrant to the Investor, certain terms of certain promissory notes previously issued by the Company were amended, including the following:

●	the maturity date of a promissory note in the principal amount of $62,500 was extended from June 6, 2023 to September 1, 2023; provided, however, that the holder can require full payment if the Company completes an offering of its common stock that results in an uplisting of its common stock to a national securities exchange;

●	in consideration of the Company repaying an aggregate of $200,000 under notes issued in March 2022, the holders of the notes agreed to extend the maturity dates of the notes until September 1, 2023 and reduce the percentage of the cash proceeds received by the Company from the issuance of equity or debt that the holders of the notes can require the Company to apply to the repayment of the notes from 50% to 33%;

●	in consideration of an increase in the aggregate principal amount by $10,000 and an increase in the interest rate to 18% per annum, the holder of notes in the aggregate principal amount of $150,000 agreed to waive his right to require the Company to repay a $50,000 note upon the Company’s receipt of $1,500,000 of financing and extend maturity dates from November 18,2021 and January 22,2023 to September 1, 2023;

●	in consideration of the Company’s agreement to provide a product credit for future orders of $50,000, the holder of a promissory note in the principal amount of $150,000 agreed to extend the maturity date from August 10,2022 to September 1, 2023;

●	the maturity date of a promissory note in the principal amount of $1,250,000 was extended from August 12, 2022 until the earlier of September 1, 2023 or the date that the Company completes an offering resulting in an uplisting of its common stock to the Nasdaq Capital Market;

●	in consideration of the repayment of a total of $232,500 under the notes, the holders of promissory notes in the aggregate principal amount of $435,000 issued in October and November 2022 that bore interest at 18% per annum and were past due agreed to exchange the notes for new notes that mature on September 1, 2023 and bear interest at 15% per annum; and

●	in consideration of an increase in the aggregate principal amount to $937,000, the holder of notes in the aggregate principal amount of $852,000 having maturity dates between August 24, 2022 and April 12, 2023 agreed to exchange the notes for a single note that matures on September 1, 2023.

ITEM 2.03. CREATION OFA DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OFA REGISTRANT.

See Item 1.01 regarding the Note issued to the Investor and the obligations of the Company relating thereto.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

See Item 1.01 for discussion of the Note and Warrant issued to Investor. The foregoing securities were issued in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”), as amended, and Regulation D as promulgated under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2023

Can B Corp.

By:	/s/ Marco Alfonsi
Name:	Marco Alfonsi
Title:	CEO